UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2007

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a) On December 20, 2007, H&R Block, Inc. (the “Company”) and Block Financial Corporation (“BFC”), a wholly-owned subsidiary of the Company, entered into the Amended and Restated Bridge Credit and Guarantee Agreement (HSBC) dated as of December 20, 2007, among BFC, the Company, the lenders party thereto and HSBC Bank USA, National Association (the “HSBC Amended Bridge Facility”).

The primary purpose of the HSBC Amended Bridge Facility was to extend to April 30, 2008 the maturity date of BFC’s Bridge Credit Agreement dated April 16, 2007 ( the “April 2007 Bridge Credit Facility”) with respect to $250,000,000 syndicated to HSBC under the April 2007 Bridge Facility.

The HSBC Amended Bridge Facility provides funding totaling $250,000,000 to temporarily refinance a portion of $500,000,000 of notes issued by BFC that matured on April 16, 2007. The HSBC Amended Bridge Facility matures on April 30, 2008. The terms of the HSBC Bridge Facility are similar to the terms of two $1,000,000,000 five-year revolving credit facilities maintained by BFC with various lenders dated August 10, 2005 (the “BFC Credit Facilities”), including customary acceleration terms upon an event of default by the Company or BFC. In addition, the HSBC Bridge Facility provides for the following:

(i)	Increases in the applicable interest rate on December 20, 2008 and on February 15, 2008; and
(ii)

Specified portions of net cash proceeds of certain issuances of indebtedness and issuances of equity securities are to be used to prepay amounts borrowed under the HSBC Amended Bridge Facility as follows:

a.

100% of the net cash proceeds from issuances of equity securities (except that 50% of such proceeds may be used to pay outstanding amounts borrowed under the BNP Amended Bridge Facility described below) must be used to pay outstanding amounts borrowed under the HSBC Amended Bridge Facility (the “HSBC Borrowings”).

b.	Net cash proceeds from certain issuances of indebtedness must be used to pay the HSBC Borrowings as follows:
(I)

Cash proceeds up to an amount equal to the lesser of $250,000,000 or the then outstanding amount under the BNP Amended Bridge Facility (the “BNP Borrowings”) may be applied to repay the BNP Borrowings;

(II)	The next $50,000,000 of cash proceeds may be retained by BFC; and
(III)	75% of the remaining cash proceeds must be used to pay the HSBC Borrowings.

(b) On December 20, 2007, the Company and BFC entered into the Amended and Restated Bridge Credit and Guarantee Agreement (BNPP) dated as of December 20, 2007, among BFC, the Company, the lenders party thereto and BNP Paribas (the “BNP Amended Bridge Facility”).

The primary purpose of the BNP Amended Bridge Facility was to extend to February 29, 2008 the maturity date of the April 2007 Bridge Credit Facility with respect to $250,000,000 syndicated to BNP under the April 2007 Bridge Facility.

The BNP Amended Bridge Facility provides funding totaling $250,000,000 to temporarily refinance a portion of $500,000,000 of notes issued by BFC that matured on April 16, 2007. The BNP Amended Bridge Facility matures on February 29, 2008. The terms of the BNP Bridge Facility are similar to the terms of the BFC Credit Facilities with various lenders dated August 10, 2005, including customary acceleration terms upon an event of default by the Company or BFC. In addition, the BNP Bridge Facility provides for the following:

(i)	Principal repayments of $50,000,000 on January 31, 2008, $100,000,000 on February 15, 2008, and $100,000,000 on February 29, 2008;
(ii)	Increases in the applicable interest rate on December 20, 2008 and on February 15, 2008; and
(iii)	Specified portions of net cash proceeds of certain issuances of indebtedness, issuances of equity securities and certain asset dispositions are to be used to prepay the BNP Borrowings as follows:
a.

Until there is no more than $100,000,000 in BNP Borrowings, 100% of the net cash proceeds from issuances of indebtedness or equity securities (except that 50% of such proceeds may be used to pay the HSBC Borrowings) must be used to pay the BNP Borrowings.

b.	After the BNP Borrowings are $100,000,000 or less, 50% of the net cash proceeds from issuances of indebtedness or equity securities must be used to pay the BNP Borrowings.
c.	Net cash proceeds from certain dispositions of assets to the extent that the aggregate amount of such cash proceeds exceeds $10,000,000 must be used to pay the BNP Borrowings.

(c) HSBC and certain of its affiliates have other commercial relationships with the Company and its affiliates as follows:

(i)	HSBC is a lending party pursuant to the BFC Credit facilities; and
(ii)

HSBC and certain of its affiliates are parties to various agreements with subsidiaries of the Company pursuant to which (A) HSBC originates refund anticipation loans (“RALs”) and issues refund anticipation checks to eligible clients who utilize tax preparation products or services through other H&R Block distribution channels, (B)

BFC purchases participation interests in RALs originated by HSBC and (C) certain HSBC affiliates service RALs in which BFC purchases participation interests.

BNP is a lending party pursuant to the BFC Credit Facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	December 20, 2007	By: /s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary